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                                  EXHIBIT 16.2


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                               CHARLES M. STIVERS
                           Certified Public Accountant
                     1106 Manchester Square Shopping Center
                           Manchester, Kentucky 40962
                                  (606)598-1464
         MEMBER                                                 MEMBER
    KENTUCKY SOCIETY OF                                 AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS                        CERTIFIED PUBLIC ACCOUNTANTS

                                 July 28, 1997

Securities and Exchange Commission
459 Fifth Street
Washington, D.C. 20549

Gentlemen:

     We have read the statements made by Tengasco in Form SB-2, which we understand will be filed with the Commission, with respect to the change in accountants from Price-Bednar, LLP to our firm and thereafter, from our firm to DBO Seidman LLP. We agree with the statements concerning our firm in such Form SB-2.

                                             Very truly yours,

                                             /s/ Charles M. Stivers
                                             Charles M. Stivers
                                             Certified Public Accountant